EXHIBIT 99.3

FOR IMMEDIATE RELEASE

CDTi Announces Closing of Underwritten Public Offering of

Common Stock and Warrants

Ventura, CA – July 3, 2013 — Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”) announced today that it has closed its previously announced offering of shares and warrants (the “Offering”). The Offering was fully subscribed and the underwriter partially exercised its over-allotment option. A total of 1,730,000 shares of common stock were sold at a price of $1.245 per share and warrants to purchase up to 865,000 shares were sold at a price per warrant of $0.01, including 130,000 shares and 65,000 warrants upon partial exercise of the underwriter’s over-allotment option. The warrants have an exercise price of $1.25 per share, and are exercisable immediately for a period of five years. CDTi received net proceeds from the Offering of approximately $1.7 million after deducting discounts and commissions to the underwriter and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of its strategic priorities.

Roth Capital Partners, LLC acted as Sole Manager for the Offering.

In addition, concurrent with the Offering, CDTi converted $235,000 of principal and interest due June 30, 2013, pursuant to loans made to the Company by one of its principal lenders and largest shareholders, to common stock and warrants, and agreed to sell $100,000 of common stock to one of its directors in a private placement.

The Offering was made pursuant to a shelf registration statement on Form S-3, including a base prospectus dated May 21, 2012, previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A copy of the final prospectus supplement related to the Offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Alternatively, a copy of the prospectus supplement and related base prospectus may be obtained from Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, CA 92660, or by telephone at (800) 678-9147, or by e-mail at rothecm@roth.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities sold in the private placement are not registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement of such Act and applicable state securities laws.

CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

About CDTi

CDTi is a global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi is headquartered in Ventura, California and currently has operations in the U.S., Canada, France, Japan and Sweden.

Forward-Looking Statements Safe Harbor

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates, forecasts, and projections about the market condition, the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as discussed under the caption “Risk Factors” in our final prospectus supplement filed with the SEC and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our other periodic and current reports filed with the SEC and available on www.sec.gov. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel: +1 (212) 245-4577

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458